UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 8, 2025, Phoenix Motor Inc. (the “Company”) received a notice from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s continued non-compliance with Listing Rule 5550(a)(2), which requires the Company to maintain a minimum bid price of its listed securities of at least $1 per share, the staff has determined to delist the Company’s common stock from The Nasdaq Capital Market. Trading of the Company’s common stock will be suspended at the opening of business on April 15, 2025, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. In the event the Company’s common stock is delisted from Nasdaq, its common stock is expected to trade over-the-counter.

The Company has until April 15, 2025 to request a hearing before the Nasdaq Hearing Panel (the “Panel”) to appeal the staff’s determination. Pursuant to Listing Rule 5815(a)(1)(B)(ii)(d), a timely request for a hearing will not stay the trading suspension of the Company’s common stock as the Company was afforded the second 180-day compliance period described in Listing Rule 5810(c)(3)(A)(ii) and failed to regain compliance with the minimum bid price requirement during such period. The Company has timely requested a hearing before the Panel.

Additionally, as previously disclosed, the Nasdaq staff notified the Company that it no longer complies with Listing Rule 5620(a) since it has not held an annual meeting of shareholders within one year of the Company’s fiscal year end. This matter serves as an additional and separate basis for delisting.

The Company is diligently working to evidence compliance with all applicable requirements for continued listing on Nasdaq, including (i) seeking shareholder approval to effect a reverse stock split of the Company’s common stock with a ratio in the range between and including 1-for-1.5 and 1-for-5, with such ratio to be determined by the Company’s Board of Directors, for the primary purpose of maintaining the Company’s listing on Nasdaq and (ii) scheduling an annual meeting of shareholders for April 18, 2025, at the offices of the Company at 1500 Lakeview Loop, Anaheim, CA 92807. The Company intends to submit a plan to regain compliance to that effect to the Panel as part of the hearing process; however, there can be no assurance the Panel will grant any request for continued listing or that the Company will be able to regain compliance with the applicable listing criteria within the period of time that may be granted by the Panel.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2025	PHOENIX MOTOR INC.

	By:	/s/ Xiaofeng Denton Peng
	Name:	Xiaofeng Denton Peng
	Title:	Chief Executive Officer and Chairman of the Board